UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2008
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 29, 2008, the Board of Directors of The Chubb Corporation approved the By-Laws of The Chubb Corporation as amended through April 29, 2008 (the “Revised By-Laws”). The Revised By-Laws remove references to the Pension & Profit Sharing Committee following the Board of Directors’ decision on April 29, 2008 to dissolve the Pension & Profit Sharing Committee, reallocate certain responsibilities of the Pension & Profit Sharing Committee to the Finance Committee and provide the Board of Directors with discretion to dissolve committees of the Board of Directors without the need to further amend the Revised By-Laws. The Revised By-Laws are effective immediately. The full text of the Revised By-Laws is set forth in Exhibit 3.1 of this Form 8-K and is incorporated by reference into this Item 5.03 as if fully set forth herein.

Item 8.01.	Other Events.
The Annual Meeting of Shareholders of the Corporation was held on April 29, 2008. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
Election of Directors. The shareholders of the Corporation elected each of the director nominees proposed by the Corporation’s Board of Directors to serve until his or her successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	VOTES AGAINST
Zoë Baird	319,604,901	4,187,143
Sheila P. Burke	316,274,878	7,517,166
James I. Cash, Jr.	316,214,558	7,577,485
Joel J. Cohen	316,718,825	7,073,218
John D. Finnegan	316,569,566	7,222,478
Klaus J. Mangold	320,324,227	3,467,817
Martin G. McGuinn	320,733,000	3,059,044
Lawrence M. Small	315,592,597	8,199,447
Jess Soderberg	320,717,106	3,074,939
Daniel E. Somers	320,663,874	3,128,169
Karen Hastie Williams	319,078,816	4,713,228
Alfred W. Zollar	320,439,245	3,352,799
Appointment of Ernst & Young LLP as Independent Auditor. The shareholders of the Corporation ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditor. The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTAIN
317,054,889	4,308,171	2,428,985

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
3.1	By-Laws of The Chubb Corporation as amended through April 29, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: May 2, 2008	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
FILED ON MAY 2, 2008

Exhibit No.	Description

3.1	By-Laws of The Chubb Corporation as amended through April 29, 2008